UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2024

La Rosa Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1420 Celebration Blvd., 2nd Floor
Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

(321) 250-1799

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Arin Cash Advance Agreement

On October 7, 2024, La Rosa Holdings Corp., a Nevada corporation (the “Company”), entered into a Standard Merchant Cash Advance Agreement (the “Arin Cash Advance Agreement”) with Arin Funding LLC (“Arin”) pursuant to which the Company sold to Arin $588,000 of its future receivables for the sale of its goods and services (the “Receivables Purchased Amount”), for a purchase price of $420,000 less fees and expenses paid, or for net funds of $400,000 to the Company.

Pursuant to the Arin Cash Advance Agreement, Arin is expected to withdraw $15,473.68 a week directly from the Company’s bank account until the Receivables Purchased Amount due to Arin under the Arin Cash Advance Agreement is paid in full.

In the event of a default (as defined in the Arin Cash Advance Agreement), Arin, among other remedies, can demand payment in full of all amounts remaining due under the Arin Cash Advance Agreement. To guarantee the Company’s satisfaction of its obligations under the Arin Cash Advance Agreement, the Company granted Arin a security interest in all its accounts, including, but not limited to, deposit accounts, accounts receivables, other receivables, chattel paper, documents, equipment, general intangibles, instruments and inventory.

The foregoing description of the Arin Cash Advance Agreement is qualified in its entirety by reference to the full text of the Arin Cash Advance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Cedar Cash Advance Agreement

On October 7 , 2024, the Company entered into a Standard Merchant Cash Advance Agreement (the “Cedar Cash Advance Agreement”) with Cedar Advance LLC (“Cedar”) pursuant to which the Company sold to Cedar $616,250 of its future receivables, including cash, check, credit or debit card, electronic transfer, or other form of monetary payments from third parties (the “Receivables Purchased Amount”), for a purchase price of $425,000 less underwriting fees and expenses paid, or for net funds of $403,750 to the Company. The parties agreed that a portion of the proceeds equal to $301,250 will be paid by the Company to Cedar pursuant to a cash advance agreement previously signed by the parties and disclosed by the Company in the Current Report on Form 8-K.

Pursuant to the Cedar Cash Advance Agreement, Cedar is expected to withdraw $15,400 a week directly from the Company’s bank account until the Receivables Purchased Amount due to Cedar under the Cedar Cash Advance Agreement is paid in full.

In the event of a default (as defined in the Cedar Cash Advance Agreement), Cedar, among other remedies, can demand payment in full of all amounts remaining due under the Cedar Cash Advance Agreement. To guarantee the Company’s satisfaction of its obligations under the Cedar Cash Advance Agreement, the Company granted Cedar a security interest in all its accounts, including deposit accounts and accounts receivable and proceeds.

The foregoing description of the Cedar Cash Advance Agreement is qualified in its entirety by reference to the full text of the Cedar Cash Advance Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein in its entirety by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

Arin Cash Advance Agreement

The information contained in Item 1.01 of this Current Report about the Company’s sale of its future receivables to Arin under the Arin Cash Advance Agreement is incorporated by reference herein.

Cedar Cash Advance Agreement

The information contained in Item 1.01 of this Current Report about the Company’s sale of its future receivables to Cedar under the Cedar Cash Advance Agreement is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Arin Advance Agreement

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report about the Company’s sale of its future receivables to Arin under the Arin Cash Advance Agreement is incorporated herein by reference.

Cedar Cash Advance Agreement

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report about the Company’s sale of its future receivables to Cedar under the Cedar Cash Advance Agreement is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 10, 2024, the Company received a letter from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) therein stating that for the 30 consecutive business day period between August 28, 2024 through October 9, 2024, the common stock of the Company had not maintained a minimum closing bid price of $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until April 8, 2025 (the “Compliance Period”), to regain compliance with the Bid Price Rule.

If the Company does not regain compliance with the Bid Price Rule by April 8, 2025, the Company may be eligible for an additional 180-day period to regain compliance. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Rule, and would need to provide written notice of its intention to cure the bid price deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

If the Company cannot regain compliance during the Compliance Period or any subsequently granted compliance period, the common stock of the Company will be subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq hearings panel.

The notice from Nasdaq has no immediate effect on the listing of the Company’s common stock and its common stock will continue to be listed on The Nasdaq Capital Market under the symbol “LRHC”. The Company is currently evaluating its options for regaining compliance. There can be no assurance that the Company will regain compliance with the Bid Price Rule or maintain compliance with any of the other Nasdaq continued listing requirements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Standard Merchant Cash Advance Agreement, dated October 7, 2024, between the Company and Arin Funding LLC
10.2*	Standard Merchant Cash Advance Agreement, dated October 7, 2024, between the Company and Cedar Advance LLC
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Certain personal information in this Exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2024	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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